Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 3, 2025, with respect to the financial statements of Biodesix, Inc., incorporated herein by reference.

/s/ KPMG LLP

Denver, Colorado

May 30, 2025